Exhibit 10.19

AMENDMENT NO. 2 TO

MASTER SERVICES AND LICENSE AGREEMENT

This Amendment No. 2 (“Amendment”), effective as of July 1, 2013 (the “Amendment Effective Date”), is being entered into by and between Marchex Sales LLC, a Delaware limited liability company and successor in interest to Marchex Sales, Inc., which is a wholly-owned subsidiary of Marchex, Inc. (“Marchex”), and YellowPages.com LLC, a Delaware limited liability company formerly doing business as AT&T Interactive or ATTi (“YPC”), to amend the Master Services and License Agreement entered between YPC and Marchex effective as of October 1, 2007 (as amended by all prior amendments, Change Rule Sheets, and Project Addenda, as amended, thereto, and including all attachments, collectively the “Agreement”). YPC and Marchex may hereinafter be referred to individually as “Party” and collectively as “Parties.” Capitalized terms used herein but not defined shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, Marchex provides certain Advertising Services to YPC pursuant to the terms of the Agreement and certain Project Addenda thereunder; and

WHEREAS, the Parties desire to amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual acknowledgements and agreements hereinafter contained, including to be legally bound, the Parties agree as follows:

1.	Section 1 (a) (***) of Exhibit B: The subsection 1(a) shall be deleted in its entirety and replaced as follows:

“***”

2.	Party References. Any references to ATTi or AT&T Interactive in the Agreement shall be replaced with or deemed to refer to YPC.

3.	Email Addresses. All email addresses for YPC in the agreement that specify the domain name “@attinteractive.com” shall be changed to the domain name “@yp.com”.

4.	Other Terms of the Agreement. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

5.	Authority. Each person signing this Amendment hereby represents and warrants that he or she has full authority to execute this Amendment for the Party on whose behalf he or she is signing.

6.

Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signature received electronically via facsimile or email shall be as legally binding for all purposes as an original signature.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been granted with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Master Services and License Agreement effective as of the Amendment Effective Date.

YELLOWPAGES.COM LLC		MARCHEX SALES LLC

BY:	/s/ Mark W. Smith	By:	/s/ Brendhan Hight
Name:	Mark W. Smith	Name:	Brendhan Hight
Title:	Chief Financial Officer	Title:	Director

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been granted with respect to the omitted portions.